Exhibit 99.1 – Press Release

China Marine Food Group Ltd. Raises $30,000,000 Through
Registered Direct Offering of Common Stock

SHISHI, China, January 20 /Xinhua-PRNewswire-FirstCall/ — China Marine Food Group Ltd. (NYSE Amex: CMFO - News), a China-based manufacturer of seafood-based snack foods and distributor of fresh and frozen marine catch, today announced that it entered into definitive agreements to sell 4,615,388 shares of common stock at a price of $6.50 per share.

Net proceeds, after underwriting discounts and commissions and before offering expenses payable by the Company, will be approximately $28,500,000. The offering is subject to customary closing conditions and is expected to close on January 25, 2010. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The shares are being sold under the Company's previously filed shelf registration statement that was declared effective by the Securities and Exchange Commission on December 23, 2009. Global Hunter Securities LLC and Brean Murray Carret & Co., LLC acted as co-lead placement agents and joint book-running managers in the transaction.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company and there shall not be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. A prospectus supplement related to the public offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement and the accompanying prospectus will be available on the SEC's website, http://www.sec.gov, and by contacting either Global Hunter Securities LLC at (949) 274-8044 or Brean Murray Carret & Co., LLC at (212) 702-6500.

About China Marine

China Marine Food Group Ltd. processes and distributes seafood-based snack foods, and fresh and frozen marine catch to seven provinces in the PRC. Founded in 1994, China Marine has grown steadily and positioned its "Mingxiang" brand as a category leader in 2,200 retail sales points in the PRC. The Company has received "The Famous Brand" and "Green Food" awards.  Located in the Fujian province, it is one of the largest coastal provinces in the PRC and a vital navigation hub between the East China Sea and the South China Sea. The Company is committed to the highest standard of quality control with the ISO9001, ISO14001, HACCP certification and EU export registration.

FORWARD LOOKING STATEMENTS
This release contains certain "forward-looking statements" relating to the business of China Marine Food Group Limited and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, concentration in a single customer, raw material costs, market acceptance, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. China Marine Food Group Limited is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

COMPANY
Marco Hon Wai Ku, CFO
Suite 815, 8th Floor
Ocean Centre, Harbour City
Kowloon, HONG KONG
Tel:   +852-2111-8768
Email: marco.ku@china-marine.cn
Web:   www.china-marine.cn

INVESTOR RELATIONS

John Mattio, SVP
HC International, New York
Tel:   +1-203-616-5144 (U.S.)
Email: john.mattio@hcinternational.net
Web:   www.hcinternational.net